Exhibit 10.1

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is by and among Actions Semiconductor Co., Ltd., an exempted company organized under the laws of the Cayman Islands (“Company”), the persons and entities (each, an “Existing Shareholder” and collectively, the “Existing Shareholders”) listed on Exhibit A-1 attached hereto, and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A-2 attached hereto. The Existing Shareholders and the Investors are referred to herein as “Shareholders” collectively and each a “Shareholder.”

Capitalized terms used herein without definition shall have the meanings set forth in the Share Purchase Agreement (as defined below).

RECITALS

A.	The Existing Shareholders and the Investor have entered into a Share Purchase Agreement dated even date herewith (the “Share Purchase Agreement”); and

B.	It is a condition precedent to the Closing (as defined in the Share Purchase Agreement) that the parties hereto enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the parties agree as follows:

1. Initial Public Offering.

1.1 Initial Public Offering of the Company. Subject to Section 1.2, the Shareholders shall use commercially reasonable efforts to ensure the successful closing of the first firmly underwritten public offering by the Company in connection with a listing of its Common Shares on a stock exchange pursuant to either a Registration Statement that is filed with and declared effective by the Commission under the Securities Act or similar securities laws, to the extent applicable, in connection with an offering of securities in a jurisdiction other than the United States (“IPO”).

1.2 Voting in Favor. Subject to Section 2 below, at such meeting(s) of shareholders convened for the purpose of approving the IPO and the transactions contemplated thereby, each Shareholder agrees to vote at such meeting of shareholders, such number of shares held by it in favor of the IPO and the transactions contemplated thereby, or in lieu of any such meeting, shall give such its written consent with respect thereto, so long as the IPO is a listing of the Common Shares on a reputable international stock exchange (including without limitation stock exchanges in the United States, Hong Kong and Singapore) at a public offering price of at least 1.43 times the Share Price (as defined in the Share Purchase Agreement, and after any adjustments pursuant to the Share Purchase Agreement) and with aggregate gross proceeds to the Company (before payment of underwriters’ discounts, commissions and offering expenses) in excess of fifty million U.S. dollars (US$50,000,000) (a “Qualified IPO”).

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2. Rights of Investors. Subject to the terms and conditions of this Agreement, the Company shall grant the Investors the following rights and limitations, and shall approve the necessary documents covering the terms substantially similar to those set forth herein below:

2.1 Interpretation.

(a) Definitions. The following terms used in this Section 2 shall have the meanings ascribed to them below:

“Affiliate”, with regard to a given Person, means a Person that Controls, is Controlled by or is under common Control with the given Person; the term “Affiliated” has the meaning correlative to the foregoing.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the federal securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable securities laws of that jurisdiction.

“Board” or “Board of Directors” means the board of directors of the Company.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Common Shares” means the common shares, par value US$0.000001, of the Company.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at meetings of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Equity Securities” means any shares of the Company’s share capital (including Common Shares) and any securities convertible into or exchangeable or exercisable for any shares of the Company’s share capital (including Common Shares).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

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“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees and assigns that become parties to this Agreement from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 2.2(a) to Register any Registrable Securities, the Holders initiating such request.

“Liquidation Event” means (i) any liquidation, winding-up, or dissolution of the Company, (ii) any consolidation, amalgamation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the members of the Company immediately before such transaction own less than 50% of the Company’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile), (iii) sale of all or substantially all of the assets of the Company, or (iv) the exclusive licensing of all or substantially all of the Company’s intellectual property to a third party.

“New Securities” means any newly issued Equity Securities of the Company, except for (i) up to seventy two million (72,000,000) Common Shares issued or issuable to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board; (ii) Equity Securities issued in connection with a bona fide acquisition of another business; (iii) Equity Securities issued in an IPO; and (iv) Equity Securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Registrable Securities” means (i) the Common Shares acquired by Investors pursuant to the Share Purchase Agreement, (ii) any Common Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Common Shares owned or hereafter acquired by the Holders, excluding in all cases, however, any of the foregoing sold by a Person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For purposes of this Agreement, (x) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (y) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

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“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2(a) and 2.2(b) hereof, including, without limitation, all Registration, filing, “blue sky”, and qualification fees, printers’ and accounting expenses, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one counsel for all selling Holders, and the expense of any special audits incident to or required by any such Registration.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, or F-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form or documentation in connection with registration in a jurisdiction other than the United States.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expense” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to Sections 2.2(a) or 2.2.(b) hereof.

(b) Jurisdiction. The terms of Section 2 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly, it is their intention that, whenever this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question.

2.2 Registration Rights.

(a) Demand Registration.

(i) Subject to the terms of this Agreement, at any time prior to an IPO or from time to time after the closing of a IPO, Holders holding forty percent (40%) or more of the then outstanding Registrable Securities may request in writing that the Company effect a Registration in any jurisdiction in which the Company has had a registered underwritten public offering (or, if the Company has not yet had a registered underwritten public offering, then such request may be to effect such Registration on the New York Stock Exchange, the NASDAQ National Market, or any other internationally recognized exchange that is approved by the Company) of all or part of the Registrable Securities. Upon receipt of

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such a request, the Company shall (1) within ten (10) business days of the receipt of such written request give written notice of the proposed Registration to all other Holders and (2) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) business days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.2(a) that have been declared and ordered effective.

(ii) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2.2(a):

(w) if, within ten (10) business days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.2(a), the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Shares within sixty (60) business days of receipt of that request; provided that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) business days of the initial filing; provided further that the Holders are entitled to join such Registration subject to Section 2.2(b);

(x) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Common Shares of the Company; provided that the Holders are entitled to join such Registration subject to Section 2.2(b);

(y) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(z) if the anticipated aggregate gross proceeds from a Registration is (before payment of Selling Expenses), as reasonably determined by the managing underwriter and the Board, less than ten million U.S. dollars (US$10,000,000).

(iii) If, after receiving a request from Holders pursuant to Section 2.2(a) hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of its Board, there is a reasonable likelihood that it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that such deferral by the Company shall not exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.2(a) to Register Registrable Securities; provided further, that the Company may not Register any other of its Securities during such ninety (90) day period (except for Registrations contemplated by Section 2.2(b)(iii)); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

(iv) If, in connection with a request to Register Registrable Securities under Section 2.2(a), the Initiating Holders seek to distribute such Registrable Securities in an

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underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.2(a), the underwriters may (x) in the event the offering is the Company’s IPO, exclude from the underwriting all of the Registrable Securities (so long as the only securities included in such offering are those of the Company), or (y) otherwise exclude up to such percentage of the Registrable Securities requested to be Registered as the managing underwriter deemed necessary but only after first excluding all other Equity Securities from the Registration and underwriting and so long as the number of shares to be included in the Registration on behalf of Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that if, as a result of such underwriter cutback, the Holders cannot include in the initial public offering all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the two demand Registrations to which the Holders are entitled pursuant to Section 2.2(a). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

(b) Piggyback Registrations.

(i) Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities solely for cash (except as set forth in Sections 2.2(a) and 2.2(b)(iii), the Company shall at least twenty (20) business days prior to filing any Registration Statement, give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) business days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2.2(b) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company.

(ii) In connection with any offering involving an underwriting of the Company’s Equity Securities solely for cash, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 2.2(b) unless such Holder’s Registrable

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Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 2.2(b) in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (x) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those of the Company and no securities of other selling shareholders are included), or (y) otherwise exclude up to such percentage of the Registrable Securities requested to be Registered as the managing underwriter deemed necessary (but in any case the Holders’ Registrable Securities shall not be cut-back to less than twenty-five percent (25%) of the total amount of securities included in such offering) but only after first excluding all other Equity Securities (except for securities to be offered by the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. In the event the Company’s IPO occurs more than six (6) months after Closing, the Company shall use its commercially reasonable efforts to negotiate with the managing underwriter to allow, at the managing underwriter’s discretion, the Investors to sell their Registrable Securities in the IPO. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(iii) the Company shall have no obligation to Register any Registrable Securities under this Section 2.2(b) in connection with a Registration by the Company (x) relating solely to the sale of securities to participants in the Company share plan, or (y) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

(c) Registration Procedures and Obligations. With respect to Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration.

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

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(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering. Each shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(vi) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law of (x) the issuance of any stop order by the commission, or (y) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

(viii) Furnish to the underwriters, with a copy to the Investors, on the date that Registrable Securities are delivered for sale in connection with a Registration, (x) an opinion, dated the closing date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (y) (1) a comfort letter dated the signing date of the underwriting agreement; and (2) a bring down comfort letter dated the closing of the sale, each from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(ix) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

(d) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action with respect to Registration of the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

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(e) Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.2(a) or 2.2(b) (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a Registration pursuant to Sections 2.2(a) or 2.2(b) shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.2(a) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.2(a).

(f) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(g) Indemnification.

(i) The Company Indemnity.

(x) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (whether such liabilities are joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any

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rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(y) The indemnity agreement contained in this Section 2.2(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is based solely upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person.

(ii) Holder Indemnity.

(x) To the maximum extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (whether such liabilities are joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.2(g)(ii), for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 2.2(g)(ii) shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

(b) The indemnity contained in this Section 2.2(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

(iii) Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 2.2(g)(i) or Section 2.2(g)(ii) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 2.2(g)(i) or Section 2.2(g)(ii), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without

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conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.2(g), but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.2(g).

(iv) Contribution. If any indemnification provided for in Section 2.2(g)(i) or Section 2.2(g)(ii) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(v) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi) Survival. The obligations of the Company and Holders under this Section 2.2(g) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

(h) Additional Undertakings.

(i) Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration, the Company agrees to:

(x) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

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(y) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(z) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (1) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (3) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

(i) “Market Stand-Off” Agreement. Except with respect to Registrable Securities permitted to be Registered in the IPO, each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (x) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (1) all directors, officers and holders of more than 1% of the fully diluted, as converted share capital of the Company must be bound by restrictions substantially identical to those applicable to any Holder pursuant to this Section 2.2(i), (2) all Holders will be released from any restrictions set forth in this Section 2.2(i) to the extent that any other members subject to substantially similar restrictions are released, and (3) the lockup agreements shall permit Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.2(i) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(j) Termination of Registration Rights. The registration rights set forth in Section 2.2(a) and Section 2.2(b) shall terminate three (3) years following the closing of the

12	Shareholders Agreement

IPO or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

2.3 Preemptive Right.

(a) General. The Company agrees to grant the Investors a right to purchase up to their pro rata shares of any New Securities that the Company may, from time to time, propose to sell or issue. An Investor’s “pro rata share” for purposes of this purchase right shall be determined according to the number of Common Shares of the Company owned by such Investor immediately prior to the issuance of the New Securities in relation to the total number of Common Shares of the Company outstanding immediately prior to the issuance of the New Securities. Each Investor shall have a right of over-allotment such that, if any other Investor fails to exercise in full its right hereunder to purchase its pro rata share of the New Securities, such Shareholder may purchase the non-purchasing Shareholder’s portion on a pro rata basis.

(b) Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have ten (10) business days after the receipt of such notice to agree to purchase up to such Shareholder’s pro rata share of such New Securities (as determined in Section 2.3(a) above) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Investor elects not to purchase its pro rata share of such New Securities in full, the Company shall, after its receipt of written notices from all of the Investors pursuant to the immediately preceding sentence, send a second written notice to all of the Investors that have elected to purchase in full their respective pro rata shares of such New Securities, setting forth the total number of shares of New Securities that have not been subscribed for and each such Investor’s pro rata share of such remaining New Securities. Each such Investor shall then have eight (8) business days after the receipt of the second written notice to elect to purchase up to such Investor’s pro rata share of the remaining New Securities.

(c) Sales by the Company. For a period of sixty (60) days following the expiration of the second ten (10) day period as described in Section 2.3(b) above, the Company may sell any New Securities with respect to which the Investors’ preemptive rights under this Section 2.3 was not exercised, at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in Section 2.3(a) above.

(d) Termination of Preemptive Rights. The preemptive rights in this Section 2.3 shall terminate on the closing of the IPO.

2.4 Information and Inspection Rights.

(a) Delivery of Information. The Company agrees to deliver to each Investor the following documents or reports:

(i) within one hundred and twenty (120) days after the end of each fiscal year of the Company beginning 2005, a consolidated audited income statement and statement of cash flows for the Company for such fiscal year and a consolidated audited balance sheet for the Company as of the end of the fiscal year;

13	Shareholders Agreement

(ii) within forty-five (45) days after the end of each fiscal year of the Company, a consolidated management accounts of the Company as of the end of such fiscal year;

(iii) within thirty (30) days after the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet for the Company as of the end of such fiscal quarter;

(iv) within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated unaudited balance sheet for the Company as of the end of such month;

(v) as soon as possible prior to the end of each fiscal year of the Company, an annual budget for the succeeding fiscal year;

(vi) as soon as possible prior to the end of each fiscal year of the Company, an annual business plan for the succeeding fiscal year; and

(vii) as soon as possible prior to the end of each fiscal year of the Company, an annual financial projection for the succeeding fiscal year.

(b) Inspection Rights. The Company agrees that for so long as an Investor holds at least 6,002,400 Common Shares (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions), such an Investor shall have (i) the right to inspect facilities, records and books of the Company and its subsidiaries, at any time during regular working hours on reasonable prior notice, and (ii) the right to discuss the business, operations and conditions of the Company and its subsidiaries with Company’s and its subsidiaries’ directors, officers, employees, accountants, legal counsel and investment bankers at its own costs and expenses on reasonable prior notice to the Company, provided, that the Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties or if any disclosure would jeopardize attorney-client privilege.

(c) Termination of Information and Inspection Rights. The rights and covenants set forth in Sections 2.4(a) and 2.4(b) shall terminate and be of no further force or effect upon the earlier occurrence of the closing of an IPO.

2.5 Rights of First Refusal and Co-Sale Rights

(a) Prohibition on Transfer of Shares.

(i) Other Holders of Common Shares. Except as provided in Sections .2.5(b) through 2.5(e), the Existing Shareholders (“Restricted Shareholders”) may not transfer any direct or indirect interest in any Equity Securities now or hereafter owned or held by him or it prior to an IPO. For the purposes hereof, redemption or repurchase of shares by the Company shall not be prohibited under this clause.

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(ii) Prohibited Transfers Void. Any transfer of Equity Securities by the Restricted Shareholders not made in compliance with Section 2.5(a)(i) shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(b) Rights of First Refusal.

(i) Transfer Notice. Prior to the closing of an IPO, if a Restricted Shareholder proposes to transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties (a “Transfer”, such holder a “Transferor”), then the Transferor shall give the Company and each Investor written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) subject to any applicable non-disclosure agreement with such third party, the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

(ii) Investors’ Option.

(a) Each Investor shall have an option for a period of twenty (20) days following the Investor’s receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(b) Each Holder may exercise such purchase option and, thereby, purchase all and not less than all of its pro rata share (with any re-allotments as provided below) of the Offered Shares, by notifying Transferor and the Company in writing, before expiration of the twenty (20) day period as to the number of such shares that it wishes to purchase (including any re-allotment).

(c) Each Investor’s pro rata share of the Offered Shares shall be a fraction, the numerator of which shall be the number of Equity Securities owned by such Investor on the date of the Transfer Notice and the denominator of which shall be the total number of Equity Securities held by all Investors on such date.

(d) If any Investor fails to exercise such purchase option, the Transferor shall give notice of such failure (the “Re-allotment Notice”) to the Company and to each other Investor that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Investors”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing Investors shall have a right of re-allotment such that they shall have ten (10) days from the date such Re-allotment Notice was given to elect to increase the number of Offered Shares they agreed to purchase to include their respective pro rata share of the Offered Shares contained in any Re-allotment Notice.

(e) Subject to Applicable Securities Laws, each Investor shall be entitled to apportion Offered Shares to be purchased among its partners and Affiliates upon written notice to the Company and the Transferor.

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(f) If an Investor gives the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of the Offered Shares to be purchased at a place agreed by the Transferor and all the participating Investors and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established.

(g) The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to transfer Offered Shares at any time, whether or not any Holder has elected to purchase any Offered Shares offered thereby.

(iii) Valuation of Property.

(a) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b) If the Transferor and the Investors cannot agree on such cash value within ten (10) business days after the Investors’ receipt of the Transfer Notice, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the Investors or, if they cannot agree on an appraiser within ten (10) business days after the Holders’ receipt of the Transfer Notice, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c) The cost of such appraisal shall be shared equally by the Transferor and the Investors, with the half of the cost borne by the Investors to be borne pro rata by each Investor based on the number of shares such Investor has elected to purchase.

(d) If the value of the purchase price offered by the prospective transferee is not determined within the forty-five (45) day period as provided above, the closing of the Holders’ purchase shall be held on or prior to the fifth business day after such valuation shall have been made.

(c) Right of Co-Sale.

(i) To the extent the Investors do not exercise their respective rights of first refusal as to all of the Offered Shares, each Investor shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within twenty (20) days after receipt of the Transfer Notice (such Investor, a “Selling Investor”).

(a) Such Selling Investor’s notice to the Transferor shall indicate the number of Equity Securities the Selling Investor wishes to sell under its right to participate.

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(b) To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(ii) Each Selling Investor may elect to sell up to such number of Equity Securities equal to the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal hereof by (ii) a fraction, the numerator of which is the number of Common Shares owned by the Selling Investor on the date of the Transfer Notice and the denominator of which is the total number of Common Shares owned by all Selling Investors and the Transferor on the date of the Transfer Notice.

(iii) Each Selling Investor shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Investor elects to sell.

(iv) The share certificate or certificates that a Selling Investor delivers to the Transferor shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Investor that portion of the sale proceeds to which such Selling Investor is entitled by reason of its participation in such sale.

(v) To the extent that any prospective purchaser prohibits the participation of a Selling Investor exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Investor exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Investor such shares or other securities that such Selling Investor would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(d) Non-Exercise of Rights.

(i) Subject to any other applicable restrictions on the sale of such shares, to the extent that the Investors have not exercised their rights to purchase the Offered Shares within the time periods specified above and the Investors have not exercised their rights to participate in the sale of the Offered Shares within the time periods, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares, as the case may be, to the third-party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

(ii) In the event the Transferor does not consummate the sale or disposition of the Offered Shares within sixty (60) days from the expiration of such rights, the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

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(iii) The exercise or non-exercise of the rights of the Investors to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

(e) Limitations to Rights of First Refusal and Co-Sale. Notwithstanding anything to the contrary, the Restricted Shareholders may sell or otherwise assign, with or without consideration, any Equity Securities now or hereafter held by him, to an entity wholly-owned by him, or to any spouse, lineal descendants, or to a trust, custodian, trustee, executor, or other fiduciary for the account of any of the foregoing, or to a trust for the Restricted Shareholders’ account, or a charitable remainder trust (collectively, the “Permitted Transferees” and each, a “Permitted Transferee”) and such sale or assignment shall not be subject to the prohibition on Transfer of shares, Right of First Refusal or Right of Co-Sale, provided that (i) each such Permitted Transferee, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the Investors, assuming the obligations of the Restricted Shareholders, including but not limited the prohibition on Transfer of shares and (ii) each Permitted Transferee shall have executed and delivered to the transferring Restricted Shareholder (with a copy to the Company) an irrevocable, unconditional and permanent power of attorney, all in form and manner reasonably satisfactory to the Investors, effective immediately after the closing of such sale or assignment, appointing the transferring Restricted Shareholder (or his existing attorney-in-fact) as such Permitted Transferee’s attorney-in-fact and authorizing him to vote, in his absolute discretion as the attorney-in-fact of the Permitted Transferee, any and all Equity Securities of the Company owned by such Permitted Transferee with respect to any the Company related matters.

(f) Termination of Rights of First Refusal and Co-sale Rights. The rights of first refusal and co-sale rights set forth in this Section 2.5 shall terminate and be of no further force or effect upon the earlier occurrence of (i) the closing of an IPO.

2.6 Board of Directors of the Company.

(a) Number of Directors. The Company shall have a Board consisting of five (5) directors, of which one (1) is an executive director, one (1) is a non-executive director and three (3) are independent directors.

(b) Designation and Election of Non-Executive Directors. As long as the Investors continue hold in the aggregate at least such number of Common Shares representing fifty percent (50%) of the Common Shares initially purchased by the Investors under the Share Purchase Agreement, the holders of a majority in interest of the Common Shares purchased by the Investors under the Share Purchase Agreement may collectively designate one (1) individual as a candidate for election as the non-executive director and the Existing Shareholders and Investors shall take all action (including, without limitation, voting the shares owned by each, calling extraordinary meetings of shareholders and executing and delivering written consents) necessary to elect such candidate as the non-executive director. The Company shall have no obligation to affirmatively solicit the Investors for the designation of a candidate under this provision and during any period where no candidate has been designated hereunder, the Company shall not be obligated to elect a non-executive director.

(c) Board Observers. For so long as any Investor holds at least 6,002,400

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Common Shares (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions), such Investor shall have the right, from time to time, and at any time, to designate one individual that is an employee or officer of that Investor (the “Observer”) to attend all meetings of the Board and all committees thereof (whether in person, by telephone or other) in a non-voting observer capacity. Notwithstanding the foregoing, the Observer may be excluded from any meeting or denied any materials if in the good faith judgment of the Board such exclusion or denial is appropriate to preserve confidential information of the Company, or as a result of a conflict of interest. The Company shall provide to the Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.

(d) Quorum. A quorum of the Board shall consist of three directors.

(e) Termination of Rights to Designate Non-executive Director and/or Board Observer. The rights set forth in this Section 2.6 shall terminate and be of no further force or effect upon the closing of the IPO.

2.7 Protective Provisions. At any time prior to an IPO, in addition to any other vote or consent required elsewhere in the Company’s Memorandum and Articles, the Existing Shareholders and the Company shall cause and ensure that the Company does not take any of the following actions, whether in a single transaction or a series of related transactions, without the prior approval or consent of holders of a majority in interest of the Common Shares then held by the Investors (such approval or consent shall not be unreasonably withheld):

(a) any issuance of New Securities;

(b) any authorization or issuance of New Securities or any other securities with rights and preference in parity or senior to the rights of the Common Shares owned by the Investors;

(c) any amendment of the Company’s Memorandum and Articles or of any rights and privileges of the Common Shares owned by the Investors thereunder in a manner that adversely affects such Common Shares; and

(d) any M&A Event, as defined in Section 5.04 of the Share Purchase Agreement.

3. Miscellaneous.

3.1 Effective Date. This Agreement shall take effect on the date of the Closing as set forth under the Share Purchase Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong S.A.R., without regard to principles of conflicts of law thereunder.

3.3 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

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(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The Company, on the one hand, and the Investor, on the other hand, shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 3.3, including the provisions concerning the appointment of arbitrators, the provisions of this Section 3.3 shall prevail.

(d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong S.A.R. and shall not apply any other substantive law.

(e) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

(g) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

3.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party Exhibit A-1, Exhibit A-2 or on the signature page hereof (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing

20	Shareholders Agreement

the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid .

3.6 Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.8 Assignment. Notwithstanding anything herein to the contrary, the rights of each party hereunder may be assigned (but only with all related obligations) to any transferee or assignee of such party, provided, in each case, that: (i) the Company is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement, and (iii) such Transfer is permitted by and complies with the terms of this Agreement.

3.9 Entire Agreement: Amendments and Waivers. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

3.10 Severability. If a provision of this Agreement is held to be unenforceable under applicable laws, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.11 Further Assurances. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

3.12 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have to seek at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

3.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

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3.14 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

3.15 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined shall have the meanings assigned to them in this Agreement and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision (v) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term ”including” will be deemed to be followed by “, but not limited to,”; (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (ix) the term “day” means “calendar day”, and (x) all references to dollars are to currency of the United States of America.

[The remainder of this page is intentionally left blank.]

22	Shareholders Agreement

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

Actions Semiconductor Co., Ltd.

By:
Name:
Title:
Address:

EXISTING SHAREHOLDERS:

Anglia Fortune Limited

By:
Name:
Title:

Cheshire Red Investments Limited

By:
Name:
Title:

Chinsola Enterprises Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EXISTING SHAREHOLDERS:

Cumbria Universal Corporation Limited

By:
Name:
Title:

Devon Dragon Trading Limited

By:
Name:
Title:

Dulwich Dragon Limited

By:
Name:
Title:

Eagle Vision Consultants Limited

By:
Name:
Title:

Fairly Consultant Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EXISTING SHAREHOLDERS:

Fineway Group Limited

By:
Name:
Title:

Meva Group Limited

By:
Name:
Title:

Middlesex Holdings Corporation Limited

By:
Name:
Title:

Paobridge Success Ventures Limited

By:
Name:
Title:

Precise Media Investment Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EXISTING SHAREHOLDERS:

Rich Dragon Consultants Limited

By:
Name:
Title:

Rising Dragon Group Limited

By:
Name:
Title:

Star Champion Development Limited

By:
Name:
Title:

Starlink Development Limited

By:
Name:
Title:

Suffolk Dragon Ventures Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EXISTING SHAREHOLDERS:

Surrey Glory Investments Limited

By:
Name:
Title:

Top Best Development Limited

By:
Name:
Title:

Universal Charger Ventures Incorporated

By:
Name:
Title:

Winday Technology Development Limited

By:
Name:
Title:

World Vision Consultants Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EXISTING SHAREHOLDERS:

Yiu Yeung Enterprises Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Tetrad Ventures Pte Ltd

By:
Name:
Title:

Intel Capital Corporation

By:
Name:
Title:

HSBC HAV2 (II) Limited

By:
Name:
Title:

RimAsia Capital Partners, L.P.

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Yuco Equity Corp.

By:
Name:
Title:

CIR International S.A.

By:
Name:
Title:

Jade Key Enterprises Ltd

By:
Name:
Title:

NEA Ventures 2005, Limited Partnership

By: ,
vice-president

New Enterprise Associates 11, Limited Partnership

By:	NEA Partners 11, Limited Partnership,
its general partner

	By:	NEA 11 GP, LLC, its general partner

		By:	,
manager

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Great Joy Limited

By:
Name:
Title:

Digital CT Investment Limited

By:
Name:
Title:

Grand Asia Special Innovation Direct Investment Ltd

By:
Name:
Title:

Asia Pacific Venture Invest L.P.

By:
Name:
Title:

S.I. Technology Venture Capital Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Vanson Enterprises Limited

By:
Name:
Title:

Shanghai VC (International) Limited

By:
Name:
Title:

Pinetree Capital Fund, L.P.

By:
Name:
Title:

Dramatic Investment Limited

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

Sino-Century Globaltec Co., Ltd.

By:
Name:
Title:

Global Strategic Investment Inc.

By:
Name:
Title:

Global Strategic Investment Management Inc.

By:
Name:
Title:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

Feng Deng

Address:

Min Zhu

Address:

Yan Ke

Address:

[SIGNATURE PAGE FOR ACTIONS SEMICONDUCTOR CO., LIMITED

SHAREHOLDERS AGREEMENT]

EXHIBIT A-1

Schedule of Existing Shareholders

EXISTING SHAREHOLDER	NOTICE INFORMATION
1. Anglia Fortune Ltd	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

2. Cheshire Red Investments Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

3. Chinsola Enterprises Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

4. Cumbria Universal Corporation Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

5. Eagle Vision Consultants Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

6. Fineway Group Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

7. Meva Group Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

8. Precise Media Investment Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

9. Rich Dragon Consultants Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

10. Starlink Development Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

11. Surrey Glory Investments Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

12. Universal Charger Ventures Incorporated	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

Exhibit A-1	Shareholders Agreement

13. Winday Technology Development Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

14. World Vision Consultants Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

15. Yiu Yeung Enterprises Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

16. Devon Dragon Trading Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

17. Dulwich Dragon Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

18. Fairly Consultant Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

19. Middlesex Holdings Corporation Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

20. Paobridge Success Ventures Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

21. Rising Dragon Group Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

22. Star Champion Development Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

23. Suffolk Dragon Ventures Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

24. Top Best Development Limited	Sino-Century Assets Management Co., Ltd. 1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

Exhibit A-1	Shareholders Agreement

EXHIBIT A-2

Schedule of Investors

INVESTOR	NOTICE INFORMATION
1. Tetrad Ventures Pte Ltd, a Singapore company	168 Robinson Road, #37-01 Capital Tower Singapore 068912

2. Intel Capital Corporation, a Cayman Islands company

c/o Intel Semiconductor Ltd.

32/F., Two Pacific Place

88 Queensway

Central Hong Kong

Attention: APAC Portfolio Management

Fax Number: + (852) 2240 3775

With an electronic copy in .PDF form to:

APACportfolio@intel.com

With a copy to:

Attention: Intel Capital Portfolio Manager

2200 Mission College Blvd.

Santa Clara, CA 95052

Fax Number: + (1) 408 765 6038

3. NEA Ventures 2005, Limited Partnership	Louis Citron c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202

4. New Enterprise Associates 11, Limited Partnership	Louis Citron c/o New Enterprise Associates 1119 St. Paul Street Baltimore, MD 21202

5. HSBC HAV2 (II) Limited, a Cayman Islands company	c/o HSBC Private Equity (Asia) Ltd., Level 17, HSBC Building, 1 Queen’s Road Central, Hong Kong, Attn: Managing Director

6. RimAsia Capital Partners, L.P., a Cayman exempted partnership	1302 Bank of America Tower 12 Harcourt Road Admiralty Hong Kong Attn: Managing Partner

7. Yuco Equity Corp., a New York company	Yuco Equity Corp. c/o Yuco Management, Inc. 295 Madison Avenue, 34th Floor New York, NY 10017 USA Attn: Raymond Yu

8. CIR International S.A., a Luxembourg company

26, Boulevard Royal (6th floor),

L-2449 Luxembourg

Attn: Mrs Monica Porfilio

Tel.: +352 2299995233

Fax: +352 2299995433

e-mail: cir@pt.lu

with a copy to: Enrico Neckels CIR S.p.A.

Fax: +39 02 72270.630

e-mail: eneckels@cirgroup.it

Exhibit A-2	Shareholders Agreement

9. Jade Key Enterprises Ltd, a British Virgin Islands company	Equity Partners Asia Ltd, Suite 2005, Tower One, Lippo Centre, 89 Queensway, Hong Kong Attn: Tony Yip and Andrew Adamovich

10. Great Joy Limited	2F, 76, Sec.2, Tun-Hwa S. Rd., Taipei, Taiwan

11. Digital CT Investment Limited	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan

12. Grand Asia Special Innovation Direct Investment Ltd.	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan

13. Asia Pacific Venture Invest L.P.	8F-2, No. 99 FuShing N. Rd., Taipei, Taiwan

14. S.I. Technology Venture Capital Limited	Zhou Jie Shanghai Industrial Holdings Ltd. 26/F, Harcourt House, 39 Gloucester Road, Wanchai HK Tel: 852-2529-5652 Fax: 852-2866-3330

15. Vanson Enterprises Limited, a British Virgin Islands company	W2301 Sun Plaza 88 Xian Xia Rd., Shanghai 20336, PRC

16. Shanghai VC (International) Limited	Suite 1212 Plaza 66, 1266 Nanjing Xi Rd., Shanghai, PRC

17. Pinetree Capital Fund, LP	45 River Drive South, Suite 1505 Jersey City, NJ 07310 USA

18. Dramatic Investment Limited, a British Virgin Islands company	73-07 190th Street Fresh Meadows, NY11366 USA

19. Sino-Century Globaltec Co., Ltd., a British Virgin Islands company	1801, 93, Huai Hai M. Rd., Shanghai 200021, PRC

20. Global Strategic Investment Inc.	4F, No.65, Sec.2, Tun Hwa S.Rd., Taipei, Taiwan

21. Global Strategic Investment Management Inc.	4F, No.65, Sec.2, Tun Hwa S.Rd., Taipei, Taiwan

22. Deng Feng

c/o Northern Light Venture Capital

2440 Sand Hill Road Suite 201

Menlo Park, CA94025

Attn.: Jeffery Lee

Fax Number: +1-(650)-585-5451

With an copy to:

Attention: Jeffery Lee

555 Bryant Street Suite 584

Palo Alto, CA 94301

Fax Number: +1-(650)-618-1437

Exhibit A-2	Shareholders Agreement

23. Min Zhu

c/o Northern Light Venture Capital

2440 Sand Hill Road Suite 201

Menlo Park, CA94025

Attn.: Jeffery Lee

Fax Number: +1-(650)-585-5451

With an copy to:

Attention: Jeffery Lee

555 Bryant Street Suite 584

Palo Alto, CA 94301

Fax Number: +1-(650)-618-1437

24. Yan Ke

c/o Northern Light Venture Capital

2440 Sand Hill Road Suite 201

Menlo Park, CA94025

Attn.: Jeffery Lee

Fax Number: +1-(650)-585-5451

With an copy to:

Attention: Jeffery Lee

555 Bryant Street Suite 584

Palo Alto, CA 94301

Fax Number: +1-(650)-618-1437

Exhibit A-2	Shareholders Agreement